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                      [BAKER & HOSTETLER LLP LETTERHEAD]

                                   EXHIBIT 5

                                April 2, 1997




Cardinal Health, Inc.
5555 Glendon Court
Dublin, Ohio 43016

Re: Registration Statement on Form S-3 with respect to $350,000,000 aggregate principal amount of Debt Securities of Cardinal Health, Inc.

Dear Sirs:

                 We have acted as counsel to Cardinal Health, Inc., an Ohio corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act") relating to the proposed public offering of up to $350,000,000 aggregate principal amount of the Company's Debt Securities (the "Securities") to be issued under an Indenture to be entered into between the Company and Bank One, Columbus, NA, as trustee (the "Indenture").

                 We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary for the purposes of this opinion including, without limitation, the forms of Indenture and Debt Security filed as exhibits to the Registration Statement.

                 Based upon the foregoing, we are of the opinion that:

                 When (a) the Indenture shall have been duly executed in substantially the form filed as an Exhibit to the Registration Statement, (b) the Securities shall have been duly executed, authenticated and delivered in accordance with the terms of the Indenture, (c) the Registration Statement shall have become effective under the Act, (d) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended and (e) the Securities shall have been issued and sold as described in the Registration Statement, the Securities will be duly authorized and issued, and valid and binding obligations of the Company.

                 We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" in the prospectus included in the Registration Statement.

                                           Very truly yours,

                                           /s/ Baker & Hostetler LLP